EXHIBIT 99.14


           GAINSCO to Pursue Potential Sale of Company

     FORT WORTH, Texas, Aug. 28 /PRNewswire/ -- GAINSCO, INC., (NYSE: GNA) today announced that its Board of Directors had determined to commence pursuit of additional strategic alternatives to maximize shareholder value, including a possible sale of the Company. The Board of Directors has engaged the investment banking firm of Wasserstein Perella & Co. as financial advisor in this process.

     GAINSCO, INC. is a vertically integrated property and casualty insurance holding company specializing in underwriting excess and surplus lines. Its insurance companies are rated "A" (Excellent) by A. M. Best.


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